Exhibit 99.6
JOE C. NEAL & ASSOCIATES
PETROLEUM ENGINEERING CONSULTANTS
214 W. Texas Ave., Suite 600
Midland, TX 79701
432-683-4371	FAX:432-683-9279
E-Mail: info@joecneal.com

March 26, 2014

JOE C. NEAL & ASSOCIATES is an Independent Petroleum Engineering Consulting Firm that has been providing Petroleum Consulting services throughout the United States for over 50 years. JOE C. NEAL & ASSOCIATES does not have any financial interest including stock ownership, in FieldPoint.  Our fees were not contingent on the results of our evaluation.  This letter report has been prepared at the request of FieldPoint and should not be used for purposes other than those for which it is intended.  JOE C. NEAL & ASSOCIATES Engineers has used all procedures and methods that it considers necessary to prepare this report.

Standard Board and Rules 4-10(a) (1)-(32) of Regulation S-X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8), and 1203(a) of Regulations S-K of the Securities and Exchange Commission; provided, however, future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth herein.

Yours Very Truly,

Joe C. Neal & Associates
Joe C. Neal & Associates
Licensed Professional Engineer
Registration Number: 23238
Registered Professional Engineering Firm
Registration Number: F-001308

CERTIFICATE of QUALIFICATION

I, Joe Neal, Petroleum Engineer with JOE C. NEAL & ASSOCIATES, 214 W. Texas Ave, Suite 600 Midland, Texas, 79701 U.S.A., hereby certify:

1.	That I am the owner of JOE C. NEAL & ASSOCIATES, which company did prepare the letter report addressed to FieldPoint dated February 15, 2013, and that I, as owner, was responsible for the preparation of this report.

2.	That I attended Oklahoma State University, and that I graduated with a Bachelor of Science degree in Mechanical Engineering in the year 1956; that I am a Registered Professional Engineer in the State of Texas; that I am a member of the International Society of Petroleum Engineers and that I have in excess of 50 years of experience in the oil and gas reservoir studies and reserves evaluations.

Joe C. Neal & Associates
Joe C. Neal & Associates
Licensed Professional Engineer
Registration Number: 23238
Registered Professional Engineering Firm
Registration Number: F-001308